Exhibit 10.3

HQ Global Workplaces Service Agreement

Service Agreement Type:	Agreement Date:	May 4, 2005

Business Center Bank Details

Street/Floor	4819 Emperor Blvd., Imperial Business Park - 4th Floor	Name:
City:	Durham	Sort code:
State & Zip Code:	NC, 27703	Account number:

Client details (not an HQ center address)		Corporate Account	☐ Yes PCA ☐ Yes
Company Name:	Tranzyme Pharmceuticals	Federal ID No.:
Address:	3001 12th Avenue North	Contact Name/Title:	Vipin K. Garg, Ph.D.
State:	Quebec	City:	Sherbrooke
Telephone:	819.820.6838	Zip Code:	J1H 5N4
Emergency Contact:	919.434.6643	Fax:	819.820.6841
Email Address:	vgarg@tranzyme.com	Emergency Phone:

Invoicing details (if different)		Contact Name/Title:	Accounts Payable
Company Name:		City:
Address:		Zip Code:
State:		Fax:
Telephone:

The standard fee (excluding tax)

Office Number	Market Office Price per Month $	Monthly Office Price $	Number of workstations	Total per Month $	Comments

447	$8,240.00	$6,180.00	1	$6,180.00	Please see addendum A,B,C
				$0.00	455,456,457 Rent free for May
				$0.00	$2700 rent for month of June
				$0.00	Free rent thereafter until occ.
				$0.00	of Suite 447.
$0.00
$0.00
		Total per Month $		$6,180.00

Initial Payment:	Monthly Office Payment				$6,180.00
	Service Retainer			2	$10,180.00
	Monthly Taxes	Rate	0.00%		$0.00

	Total Initial Payment				$16,360.00
Monthly Payment:	Total Monthly Pymt (excl. of services)				$6,180.00

Length of Agreement	Start date (MM/DD/YY):	May 1, 2005	End date (MM/DD/YY):	February 28, 2006

Comments

After first three months, client to have 30-day notice period to break agreement without penalty. Proper written notice required to exercise the break and must end the last day of the month.

Check here if you do not consent to HQ processing data in accordance with Clause 28 of this Agreement. ☐

We are HQ Global Workplaces, Inc at 15305 North Dallas Parkway, 14th Floor, Addison, TX 75001.  This Agreement incorporates our terms of business set out on attached Terms of Business which you confirm you have read and understood.  We both agree to comply with those terms and our obligations as set out in them.  Note that the Agreement does not come to an end automatically.  See “Bringing your Agreement to an end”.

Name (printed)	/s/ Richard I. Eisenstadt	Name (printed)	Jennifer Dittmer
Title (printed)	Richard I. Eisenstadt	Title (printed)	Sales Manager
Date (MM/DD/YY)	5/6/2005	Date (MM/DD/YY)	4/28/2005

SIGNED on your behalf (Client)		SIGNED on our behalf (HQ Global Workplaces, Inc)

Terms of Business

USING HQ BUSINESS CENTERS

1. We Are HQ Global Workplaces Inc. known hereafter as “HQ”.

These are our terms of business. They apply to the service Agreement which you the client have signed (which we refer to simply as your Agreement).

Your Agreement supersedes any previous Agreement you may have with us for the same services and contains all the terms we have agreed.

STANDARD SERVICES INCLUDED IN YOUR STANDARD FEE

2. Furnished Office Accommodation

We are to provide the number of serviced and fully furnished accommodations for which you have agreed to pay in the business center stated in your Agreement (also referred to in this Agreement as the “Furnished Office Accommodation” or the “Accommodation(s)”). Your Agreement lists the accommodations we have initially allocated for your use.

Occasionally, we may need to allocate different accommodations, but these will be of equivalent size and we will attempt to obtain your approval with respect to such different accommodations in advance.

3. Office Services

We are to provide the services described on the front of this Agreement, the HQ workstation or cube offer and the Connectivity Order during normal operating hours Monday to Friday. (Connectivity is available 24/7)

We are happy to discuss special arrangements for use of these services outside our normal operating hours. All services are subject to the availability of our center team at the time of any service request. We will endeavor to deal with a service request at the earliest opportunity, but will not be held responsible for any delay.

If in our opinion, we decide that a request for any particular Business Service is excessive, we reserve the right to charge an additional fee at our usual published rates based on the time taken to complete the service.

4. HQ Internet Access

You must comply with any copyright notices, license terms or other notices appearing on screen or as part of any material on the Internet or our network. You must not copy, use or exploit such software or other material in any way, unless we have explicitly given you permission to do so. You must strictly comply with the terms of any permission that we give.

We do not make any representations as to the security of our network (or the Internet) or of any information that you place on it. You should adopt whatever security measures (such as encryption) you believe are appropriate to your circumstances.

We cannot guarantee that a particular degree of availability will be attained in connection with your use of the services.

You hereby warrant to us that our provision of these services to you will not infringe the rights of any third party.

You agree to comply with the HQ Technology Policy as set out on the HQ acceptable use policy located in your welcome pack upon move in.

We warrant that the services shall be provided and performed in a professional and workmanlike manner and shall conform to the description of the services set out in the offers for “HQ Connectivity Services”. If we fail to provide the services as warranted, your sole and exclusive remedy shall be the remedy of such failure by us within a reasonable time after written notice.

The above warranty is in lieu of all other terms, conditions and warranties, whether express or implied by usage, custom, statute or otherwise, appertaining to the services and manner in which we perform our obligations and exercise our rights including, but without prejudice to the generality of the foregoing, such as relate to the description, performance, quality, suitability or fitness for any particular purposes, of the services. We do not warrant that the services will be uninterrupted or error free.

USING THE ACCOMMODATION

5. On Moving In

You will be asked to sign an inventory of all accommodation(s), furniture and equipment you are permitted to use, together with a note of its condition, and details of the keys or entry cards issued to you. You may at any time have as many employees working in your accommodation(s) as there are allowable workstations. This number is noted on the front of this Agreement. If at any time you exceed the number of people than there are workstations those employees will pay the hourly or daily rate for additional accommodations. This fee will be in addition to the monthly supplemental fee and Hotdesk fee.

6. The Nature Of Your Business

You must only use the accommodation for office purposes, and only for the business stated in your Agreement or subsequently agreed with us. Office use of a “retail” nature, involving frequent visits by members of the public, is not permitted. You must not carry on a business which competes with our business of providing serviced office accommodations. You must not use the name HQ in any way in connection with your business.

7. Your Name And Address

You may only carry on that business in your name or some other name that we previously agree. At your request and cost we will include that name in the house directory at the business center, where this is available. You must not put up any signs on the doors to your accommodation or anywhere else which is visible from outside the Accommodation you are using. You may use the business center address as your business address. If you use the center address as your registered business address, you must have a third-party registered as your agent for service of process.

8. Taking Care Of Our Property

You must take good care of all parts of the business center, its equipment, fittings and furnishings which you use. You must not alter any part of it. You are liable for any damage caused by you or those in the business center with your permission or at your invitation.

9. Office Furniture And Equipment

You must not install any furniture or office equipment, cabling, IT or telecom connections without our consent, which we may refuse at our absolute discretion.

10. Keys And Security

Any keys or entry cards which we let you use remain our property at all times. You must not make any copies of them or allow anyone else to use them without our consent. Any loss must be reported to us immediately and you must pay the cost of replacement keys or cards and/ or changing locks, if required. If you are permitted to use the business center outside normal working hours it is your responsibility to lock the doors to your accommodation and to the business center when you leave.

11. Comply With The Law

You must comply with all relevant laws and regulations in the conduct of your business. You must do nothing illegal. You must not do anything that may interfere with the use of the business center by us or by others, cause any nuisance or annoyance, increase the insurance premiums we have to pay or cause loss or damage to us or to the owner of any interest in the building which contains the business center. You acknowledge that (a) the terms of the foregoing sentence are a material inducement to us for the execution of your Agreement and (b) any violation by you of the foregoing sentence shall constitute a material default by you hereunder, entitling us to terminate your Agreement.

12. Comply With House Rules

You must comply with any house rules which we impose generally on users of the business center whether for reasons of health and safety, fire precautions or otherwise.

13. Insurance

It is your responsibility to arrange insurance for your own property which you bring into the business center and for your own liability to your employees and to third parties.

PROVIDING THE SERVICES

14. Access To Your Accommodation

We can enter your accommodation at any time. However, unless there is an emergency we will as a matter of courtesy try to inform you in advance when we need access to carry out testing, repair or works other than routine inspection, cleaning and maintenance. We will also respect security procedures to protect the confidentiality of your business.

15. At The Start Of Your Agreement

If for any reason we cannot provide the Accommodation(s) stated in your Agreement by the date when your Agreement is due to start we have no liability to you for any loss or damages but you may cancel the Agreement without penalty. We will not charge you the standard fee for accommodations you cannot use until they become available.

16. Suspension Of Services

We may by notice suspend the provision of services (including access to the business center) for reasons of political unrest, strikes, or other events beyond our reasonable control, in which event payment of the standard fee will also be suspended for the same period.

17. Our Liability

We are not liable for any loss as a result of our failure to provide a service as a result of mechanical breakdown, strike, delay, failure of team, termination of our interest in the building containing the business center or otherwise unless we do so deliberately or are grossly negligent. We are also not liable for any failure until you have informed us about it in writing and given us a reasonable time to put right.

You agree (a) that we will not have any liability for any loss, damage or claim which arises as a result of, or in connection with, your Agreement and/or your use of the services except to the extent that such loss, damage, expense or claim is directly attributable to our deliberate act or our gross negligence (our liability); and (b) that our liability will be subject to the limits set out in the next paragraph.

We will not in any circumstances have any liability for loss of business, loss of profits, loss of anticipated savings, loss of or damage to data, third party claims or any consequential loss. We strongly advise you to insure against all such potential loss, damage expense or liability.

We will be liable:

•                  up to a maximum of $1,000,000 (for any one event or series of connected events) for damage to your personal property;

•                  up to a maximum equal to 125% of the total fees paid under your Agreement up to the date on which the claim in question arises or $50,000 (whichever is the higher), in respect of all other losses, damages expenses or claims.

YOUR AGREEMENT

18. The Nature Of Your Agreement

Your Agreement is the commercial equivalent of an Agreement for accommodation in a hotel. The whole of the business center remains our property and in our possession and control. You acknowledge that your Agreement creates no tenancy interest, leasehold estate or other real property interest in your favor with respect to the accommodation. We are giving you just the right to share with us the use of the business center so that we can provide the services to you. The Agreement is personal to you and cannot be transferred to anyone else. We may transfer the benefit of your Agreement and our obligations under it at any time.

19. Duration

Your Agreement lasts for the period stated in it and will then automatically be extended for successive periods equal to the current term but no less than 3 months until brought to an end by you or by us. All periods shall run to the last day of the month in which they would otherwise expire. The fees on any renewal will be the market price listed on the front of the service Agreement. In all other respects your Agreement will renew on the same terms and conditions.

20. Bringing Your Agreement To An End

Either of us can terminate your Agreement at the end date stated in it, or at the end of any extension or renewal period, by giving at least three months written notice to the other. However, if your Agreement, extension or renewal is for three months or less and one of us wishes to terminate it, the notice period is two months or if shorter one week less than the period stated in your Agreement, extension or renewal.

21. Ending Your Agreement Immediately

We may put an end to your Agreement immediately by giving you notice if: you become insolvent, go into liquidation or become unable to pay your debts as they fall due, you are in breach of one of your obligations which cannot be put right or which we have given you notice to put right and which you have failed to put right within fourteen days of that notice, or your conduct, or that of someone at the business center with your permission or at your invitation, is incompatible with ordinary office use.

If we put an end to the Agreement for any of these reasons it does not put an end to any then outstanding obligations you may have and you must:

•                  pay for additional services you have used

•                  pay the standard fee for the remainder of the period for which your Agreement would have lasted had we not ended it, or (if longer) for a further period of three months, and

•                  indemnify us against all costs and losses we incur as a result of the termination.

22. If The Business Center Is Not Available

In the unlikely event that we are no longer able to provide the services and accommodation at the business center stated in your Agreement then your Agreement will end and you will only have to pay standard fees up to the date it ends and for the additional services you have used. We will try to find a suitable alternative accommodation for you at another Regus/HQ business center.

23. When Your Agreement Ends

Upon your departure or if you, at your option, choose to relocate to a different accommodation within the business center a flat fee ($250.00 per office) will be assessed to cover the routine cost of repainting and redecorating the accommodation to return it to its original condition in addition to general maintenance to the common areas of the business center in which you have had access. We reserve the right to charge additional reasonable fees for any repairs needed above and beyond normal wear and tear. If you leave any of your own property in the business center we may dispose of it in any way we choose without owing you any responsibility for it or any proceeds of sale.

In order to transition your mail and telephone calls from the business center, you will be automatically entered into a HQ Virtual Office (“VO”) Agreement with us on our standard terms at the time for 3 months. Current contract terms and pricing can be obtained online or through your HQ General Manager.

If you continue to use the accommodation when your Agreement has ended:

•                  you are responsible for any loss, claim or liability we incur as a result of your failure to vacate on time.

•                  we may, at our discretion, permit you an extension subject to a surcharge on the standard fee.

24. Employees

While your Agreement is in force and for a period of six months after it ends, you must not solicit or offer employment to any of our current employees or anyone who has left our employment in the last 3 months. If you do, we estimate our loss at the equivalent of one year’s salary for each of the employees concerned and you must pay us damages equal to that amount.

25. Notices

All formal notices must be in writing. Client is responsible to keep current address of record on file with the center.

26. Confidentiality

The terms of your Agreement are confidential. Neither of us may disclose them without the other’s consent unless required to do so by law or an official authority. This obligation continues after your Agreement ends.

27. Indemnities

You must indemnify us in respect of all liability, claims, damages, loss and expenses which may arise (except to the extent caused by our gross negligence or willful misconduct).

•                  If someone dies or is injured while in the accommodation you are using.

•                  From a third party in respect of your use of the business center and the services.

•                  If you do not comply with the terms of your Agreement.

You must also pay any cost, including reasonable legal fees, which we incur in enforcing your Agreement.

28. Data Protection

You agree that we may process, disclose or transfer (including outside the EEA — European Economic Area - to other countries which are part of our international network from time to time) any personal data which we hold on or in relation to you provided that in doing so we take such steps as we consider reasonable to ensure that it is used only to fulfill our obligations under your Agreement; for work assessment and fraud prevention; or to make available information about new or beneficial products and services offered by us and other organizations which we consider may be of interest to you.

Please be aware that countries outside the EEA — European Economic Area - may not have laws in force to protect your personal data.

29. Applicable Law

Your Agreement is interpreted and enforced in accordance with the laws of the state in which the business center in question is located. We both accept the exclusive jurisdiction of the courts of such jurisdiction where the center is located.

FEES

In the following clauses any references to “fees” alone means all of the standard service fees, pay-as-you-use fees, the Business Services price, and the Connectivity Service price.

30. Standard Services

The standard fee, the Business Services price (if applicable), the Connectivity Service price (if applicable) and the Telecom Services price (if applicable) plus appropriate taxes and all other fees and charges referred to in our service Agreement, in accordance with our published rates which may change from time to time, are invoiced in respect of the services to be provided during the following month in advance in full on the 1st day (or such other day as we designate) of each month. You agree to pay promptly all (i) sales, use, excise and any other taxes, surcharges or license fees which you are required to pay to any governmental authority (and, at our request, will provide to use evidence of such payment), and (ii) any taxes paid by us attributable to your accommodation, including, without limitation, any gross receipts, rent and occupancy taxes, surcharge fees or tangible personal property taxes. The Business and Connectivity Service Packages or Business and Connectivity Supplemental Service are mandatory for the Cube and Hotdesk offering.

31. Additional Services

Fees for additional services, plus applicable taxes, in accordance with our published rates which may change from time to time, are invoiced in arrears and payable on the 1st day (or such other day as we designate) of the month following the calendar month in which the additional services were provided.

32. Service Retainer

You will be required to pay a service retainer equivalent to 2 months standard office fee on entering into your Agreement. This will be held by us as security for performance of all your obligations under your Agreement. The service retainer, or any balance after deducting outstanding fees, three months Business Continuation fee, and other costs due to us, will be returned to you within 30 days of the date you have settled your account with us in full. We may require you to pay an increased retainer if outstanding fees exceed the service retainer held or if you frequently fail to pay us when due.

33. Late Payment

If you do not pay fees when due, a service fee of $25.00 plus 5% interest will be charged on all overdue balances under $1,000.00 or a fee of $50.00 plus 5% interest on all overdue balances will be charged on all overdue balances of $1,000.00 or greater. If you dispute a part of any invoice you must pay the amount not in dispute by the due date or be subject to late fees. The amount of interest and fees we charge will be the lesser of the amounts stated, or the State’s legally enforceable maximum, whichever is the lesser. In the case of U.S. Government Contracts, the amount of interest and fees we charge will be lesser of the amounts stated or those set by the Secretary of the Treasury and implemented by the Prompt Payment Act.

34. Insufficient Check Fees

You will pay a fee of $25.00 or the maximum amount permitted by law for the return of any payment for insufficient funds.

35. Subordination

Your Agreement is subordinate to our lease with our landlord and to any other Agreements to which our lease with our landlord is subordinate.

36. Annual Increase

We will increase your current standard service fee on each and any annual anniversary of the start date of your Agreement by 4% or the CPI, whichever is greater, or such other broadly equivalent index which we substitute, over the previous year. This will only apply to Agreements that have an original start and end date constituting more than a 12 month term. Renewals do not fall under this category and will be renewed as per clause 19 above.

Client Initials	RIE

This Exhibit “A” is attached to and made a part of HQ, a member of the Regus Group Network (“HQ”) Service Agreement (the “Service Agreement”) between Tranzyme, Inc.  (“Client”) and HQ, entered as of this 6th day of May, 2005 for Suite 447, located at 4819 Emperor Blvd., Durham, NC 27703, USA.

WHEREAS the parties agree to modify certain terms of the Service Agreement as described herein:

This Addendum is made a part of the existing Service Agreement dated May 06, 2005.

Client to occupy offices 455, 456, 457, 466, and 471 until construction is completed per attached addendum B in suite 447. HQ shall be responsible for contracting to have the space demised and any associated improvements. Tranzyme agrees to front $18,000.00 on July 01, 2005 for such work. These funds will in effect pre-pay rent for July, August, and September, 2005. HQ agrees to waive the monthly office fee for Suite 447 during the first (3) months of occupancy of Suite 447. HQ will invoice Tranzyme for any balance due, including a staggered deposit schedule as detailed in Addendum C. HQ will be financially responsible for any construction cost above $18,000.00, with the exception of any special requests or additional requirements from Tranzyme.

The term of this Addendum shall be for 10 months terminating on February 28, 2006. Along with original service agreement, it will automatically renew for another six months if a termination or extension is not provided in writing by December 01, 2005. It is further provided that all of the other terms of the existing Service Agreement (and any subsequent Addenda) shall apply to the above noted suite and workstations and, except as set forth above, all of the terms and conditions of the existing Service Agreement (and any subsequent Addenda) shall remain in full force and effect.

AGREED to this 6th day of May, 2005

HQ, a member of the Regus Group Network			Tranzyme, Inc.

By:	/s/ Aaron M. Bittikofer		By:	/s/ Richard I. Eisenstadt
	Name:	Aaron M. Bittikofer		Name:	Richard I. Eisenstadt
	Title:	General Manager		Title:	CFO

RTP Center

4819 Emperor Blvd.

4th Floor

Durham NC 27703

T 919-313-4500    F 919-313-4508

N
RTP CENTER, NC
HQ GLOBAL
2 WORKSTATIONS, EN
1 WORKSTATION, EN
4 WORKSTATIONS, ES
2 WORKSTATIONS, E
2 WORKSTATIONS, ES
1 WORKSTATION, ES
3 WORKSTATIONS, IN
6 WORKSTATIONS, IN
447
12'
12'
12'
9'
16'
16'
15'
9'
10'
10'
12'
37'
44'

Note: Map not drawn to SCALE

This Exhibit “C” is attached to and made a part of HQ, a member of the Regus Group Network (“HQ”) Service Agreement (the “Service Agreement”) between Tranzyme, Inc.  (“Client”) and HQ, entered as of this 6th day of May, 2005 for Suite 447, located at 4819 Emperor Blvd., Durham, NC 27703, USA.

WHEREAS the parties agree to modify certain terms of the Service Agreement as described herein:

This Addendum is made a part of the existing Service Agreement dated May 06, 2005. Client agrees to pay a refundable service retainer to HQ due on the following dates:

MAY 09, 2005:	$1000
JUNE 01, 2005:	$3000
SEPT 01, 2005:	$6180

The term of this Addendum shall be for 10 months terminating on February 28, 2006. Along with original service agreement, it will automatically renew for another six months if a termination or extension is not provided in writing by December 01, 2005. It is further provided that all of the other terms of the existing Service Agreement (and any subsequent Addenda) shall apply to the above noted suite and workstations and, except as set forth above, all of the terms and conditions of the existing Service Agreement (and any subsequent Addenda) shall remain in full force and effect.

AGREED to this 6th day of May, 2005

HQ, a member of the Regus Group Network			Tranzyme, Inc.

By:	/s/ Aaron M. Bittikofer		By:	/s/ Richard I. Eisenstadt
	Name:	Aaron M. Bittikofer		Name:	Richard I. Eisenstadt
	Title:	General Manager		Title:	CFO

RTP Center

4819 Emperor Blvd.

4th Floor

Durham NC 27703

T 919-313-4500 F 919-313-4508

Office Agreement Addendum

This Office Agreement Addendum (“Addendum”) is made and entered into on the 6 day of May, 2005, by and between HQ GLOBAL WORKPLACES, INC. (“HQ”) and Tranzyme Inc. (“Client”).

Recitals

A.            Client and HQ are parties to that certain Office Agreement (“Office Agreement”) dated May 6, 2005 in which HQ provides certain services and facilities to you.

B.            The parties desire to amend the terms of the Office Agreement under the following terms and conditions.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein and other good and valuable considerations, the parties agree as follows:

1.               Duration will be amended by deleting the entire section and replacing it with the following verbiage, “Your agreement lasts for the period stated in it and will then automatically terminate.  In the event you stay in the space after the termination, you will be bound by the terms and conditions of the original agreement and a holdover fee of 110% of the standard fee will be charged and can only be for a duration of 3 months after terminating date on agreement.  After that period of time you must either vacate the premises or enter into a new service agreement.”

2.               Bringing your agreement to an end will be amended by changing the length of termination from ninety (90) days to sixty (60) days.  For all agreements on a month — to — month basis shall only need fourteen (14) day’s notice.

3.               When your agreement ends will be amended by charging a fee of $175 for normal wear and tear if HQ elects to charge client.  The Virtual Office agreement on exiting after termination will be an option not a mandatory service.

4.               Clause 30 will only apply to the Business Services Guide.  All fixed recurring costs, excluding monthly office fee, do not apply.

In Witness Whereof, the parties have executed this Addendum as of the date first above written.

Client:

Tranzyme Inc.

By:	/s/ Richard I. Eisenstadt
Name:	Richard I. Eisenstadt
Title:	CFO

HQ:

HQ GLOBAL WORKPLACES, INC.

By:	/s/ Aaron M. Bittikofer
Name:	Aaron M. Bittikofer
Title:	General Manager

Renewal Agreement

Client Details
Company Name:	Tranzyme	Center:	Durham Imperial
Contact Name:	Richard Eisenstadt	Reference No.:	2596841

[ILLEGIBLE]

		[ILLEGIBLE]
		12 Months	Months	Months
Office Number	Market Office Fee	Option A	Option B	Option C
441	1,320.00	844.80
446	1,010.00	598.00
447	12,240.00	7,833.60
448	1,330.00	851.20
449	1,400.00	896.00
478	810.00	518.40

Total per Month		11,542.00			USD

Start Date of Renewal:	December 1, 2009

Comments:

Client will have a 60 day notice period from the agreement end date. Original terms, conditions and addendums remain unchanged. (See Addendums A, B and C)

Please place an “X” in the shaded box next to your preferred option:

Option A: I agree	☒

Option B: I agree	☐

Option C: I agree	☐

I do not wish to renew	☐

/s/ Richard I. Eisenstadt	30 Sep 09
SIGNED on your behalf (Client) Richard I. Eisenstadt	Date

Office Service Renewal

Agreement Date (mm/dd/yy):	October 19, 2010	Reference No.:	3099019

Business Center Address:	Client Address (Not a Regus Center Address):
Raleigh/Durham Imperial Center	Company Name:	Tranzyme
4819 Emperor Blvd, Suite 400 Durham, NC 27703	Contact Name:	Richard Eisenstadt
Tara Wilson	Address:
tara.wilson@regus.com	Address:
919-313-4500	Phone & Email:

Office Payment Details (excluding tax and excluding services)

Office Number	No. of People	Market Office Fee	Monthly Office Fee
441	0	1,320	844.00
446	0	1,010	598.00
447	8	12,240	7,833.00
448	1	1,330	851.00
449	2	1,400	896.00
478	1	810	518.00

Total per Month			11,540	USD

Initial Payment	First Month’s Fee
	Service Retainer	2
	Total Initial Payment

Monthly Payment	Total Monthly Payment Thereafter		11,540

Length of Agreement:	Start Date	December 1, 2010	End Date*	November 30, 2010

* All agreements end on the last calendar day of the month.

Comments:

See addendum.  Retainer already on file.

We are Regus Management Group LLC.,(“Regus”).  This Agreement incorporates our terms of business set out on attached Terms and Conditions which you confirm you have read and understood.  We both agree to comply with those terms and our obligations as set out in them.  Note that the Agreement does not come to an end automatically.  See “Bringing your Agreement to an end”.

Name (printed)	Richard I. Eisenstadt	Name (printed)	Tara Wilson

Title (printed)	CFO	Title (printed)	Center Manager

Date	22 Nov 2010	Date	11/22/10

SIGNED on your behalf (Client)		SIGNED on our behalf

/s/ Richard I. Eisenstadt		/s/ Tara Wilson

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TERMS AND CONDITIONS

1. This Agreement

1.1                                 Nature of this agreement: This agreement is the commercial equivalent of an agreement for accommodation(s) in a hotel. The whole of the Center remains in Regus’ possession and control. THE CLIENT ACCEPTS THAT THIS AGREEMENT CREATES NO TENANCY INTEREST, LEASEHOLD ESTATE OR OTHER REAL PROPERTY INTEREST IN THE CLIENT’S FAVOR WITH RESPECT TO THE ACCOMMODATION(S). Regus is giving the Client the right to share with Regus the use of the Center on these terms and conditions, as supplemented by the House Rules, so that Regus can provide the services to the Client. This agreement is personal to the Client and cannot be transferred to anyone else. This agreement is composed of the front page describing the accommodation(s), the present terms and conditions and the House Rules.

1.2                                 Comply with House Rules: The Client must comply with any House Rules which Regus imposes generally on users of the Center. The House Rules vary from country to country and from Center to Center and these can be requested locally.

1.3                                 Duration: This agreement lasts for the period stated in it and then will be extended automatically for successive periods equal to the current term but no less than 3 months (unless legal renewal term limits apply) until brought to an end by the Client or by Regus. All periods shall run to the last day of the month in which they would otherwise expire. The fees on any renewal will be at the then prevailing market rate.

1.4                                 Bringing this agreement to an end: Either Regus or the Client can terminate this agreement at the end date stated in it, or at the end of any extension or renewal period, by giving at least three months written notice to the other. However, if this agreement, extension or renewal is for three months or less and either Regus or the Client wishes to terminate it, the notice period is two months or (if shorter) one week less than the period stated in this agreement.

1.5                                 Ending this agreement immediately: To the maximum extent permitted by applicable law, Regus may put an end to this agreement immediately by giving the Client notice and without need to follow any additional procedure if (a) the Client becomes insolvent, bankrupt, goes into liquidation or becomes unable to pay its debts as they fall due, or (b) the Client is in breach of one of its obligations which cannot be put right or which Regus have given the Client notice to put right and which the Client has failed to put right within fourteen (14) days of that notice, or (c) its conduct, or that of someone at the Center with its permission or invitation, is incompatible with ordinary office use.

If Regus puts an end to this agreement for any of these reasons it does not put an end to any outstanding obligations, including additional services used and the monthly office fee for the remainder of the period for which this agreement would have lasted if Regus had not ended it.

1.6                                 If the Center is no longer available: In the event that Regus is permanently unable to provide the services and accommodation(s) at the Center stated in this agreement then this agreement will end and the Client will only have to pay monthly office fees up to the date it ends and for the additional services the Client has used. Regus will try to find suitable alternative accommodation(s) for the Client at another Regus Center.

1.7                                 When this agreement ends the Client is to vacate the accommodation(s) immediately, leaving the accommodation(s) in the same condition as it was when the Client took it. An exit fee will be charged upon the Client’s departure or if the Client, at its option, chooses to relocate to different rooms within the Center. This rate will differ by country and is listed in the House Rules. Regus reserves the right to charge additional reasonable fees for any repairs needed above and beyond normal wear and tear. If the Client leaves any property in the Center Regus may dispose of it at the Client’s cost in any way Regus chooses without owing the Client any responsibility for it or any proceeds of sale. The Client will be automatically entered into a Virtual Office agreement (“VO”) with Regus on Regus’ standard terms at the time for 3 months (where applicable by law). This VO endeavors to provide business continuity for the Client as it ensures that Regus can effectively manage its transition period.

If the Client continues to use the accommodation(s) when this agreement has ended the Client is responsible for any loss, claim or liability Regus incurs as a result of the Client’s failure to vacate on time. Regus may, at its discretion, permit the Client an extension subject to a surcharge on the monthly office fee.

1.8                                 Employees: While this agreement is in force and for a period of six months after it ends, neither Regus nor the Client may knowingly solicit or offer employment to any of the other’s staff employed in the Center. This obligation applies to any employee employed at the Center up to that employee’s termination of employment, and for three months thereafter. It is stipulated that the breaching party shall pay the non-breaching party the equivalent of one year’s salary for any employee concerned. Nothing in this clause shall prevent either party from employing an individual who responds in good faith and independently to an advertisement which is made to the public at large.

1.9                                 Client Representation of Regus Employees: Throughout the duration of this agreement, Client agrees that neither Client, nor any of Client’s partners, members, officers or employees will represent, or otherwise provide legal counsel to, any of Regus’ current or former employees in any dispute with, or legal proceeding against, Regus, or any of Regus’ affiliates, members, officers or employees.

1.10                           Notices: All formal notices must be in writing to the address first written above.

1.11                           Confidentiality: The terms of this agreement are confidential. Neither Regus nor the Client must disclose them without the other’s consent unless required to do so by law or an official authority. This obligation continues after this agreement ends.

1.12                           Applicable law: This agreement is interpreted and enforced in accordance with the law of the place where the relevant Center is located. Regus and the Client both accept the exclusive jurisdiction of the courts of such jurisdiction. If any provision of these terms and conditions is held void or unenforceable under the applicable law, the other provisions shall remain in force. In the case of Japan all agreements will be interpreted and enforced by the Tokyo District Court.

1.13                           Enforcing this agreement: The Client must pay any reasonable and proper costs including legal fees that Regus incurs in enforcing this agreement.

2. Services and Obligations

2.1                                 Furnished office accommodation(s): Regus is to provide the number of serviced and furnished office accommodation(s) for which the Client has agreed to pay in the Center stated in this agreement. This agreement lists the accommodation(s) Regus has initially allocated for the Client’s use. The Client will have a non-exclusive right to the rooms allocated to it. Occasionally Regus may need to allocate different accommodation(s), but these accommodation(s) will be of reasonably equivalent size and Regus will notify the Client with respect to such different accommodation(s) in advance.

2.2                                 Office Services: Regus is to provide during normal opening hours the services, if requested, described in the relevant service description (which is available on request). If Regus decides that a request for any particular service is excessive, it reserves the right to charge an additional fee.

2.3                                 RegusNET: REGUS DOES NOT MAKE ANY REPRESENTATIONS AS TO THE SECURITY OF REGUS’ NETWORK (OR THE INTERNET) OR OF ANY INFORMATION THAT THE CLIENT PLACES ON IT. The Client should adopt whatever security measures (such as encryption) it believes are appropriate to its circumstances. Regus cannot guarantee that a particular degree of availability will be attained in connection with the Client’s use of Regus’ network (or the internet). The Client’s sole and exclusive remedy shall be the remedy of such failure by Regus within a reasonable time after written notice.

3. Providing the Services

3.1                                 Access to the accommodation(s): Regus may need to enter the Client’s accommodation(s) and may do so at any time. However, unless there is an emergency or the Client has given notice to terminate, Regus will attempt to notify the Client verbally or electronically in advance when Regus needs access to carry out testing, repair or works other than routine inspection, cleaning and maintenance. Regus will also endeavor to respect reasonable security procedures to protect the confidentiality of the Client’s business.

3.2                                 Availability at the start of this agreement: If for any reason Regus cannot provide the accommodation(s) stated in this agreement by the date when this agreement is due to start it has no liability to the Client for any loss or damages but the Client may cancel this agreement without penalty. Regus will not charge the Client the monthly office fee for accommodation(s) the Client cannot use until it becomes available. Regus may delay the start date of this agreement provided it provides to the Client alternative accommodation(s) that shall be at least of equivalent size to the accommodation(s) stated in this agreement.

4. Accommodation(s)

4.1                                 The Client must not alter any part of its accommodation and must take good care of all parts of the Center, its equipment, fixtures, fittings and furnishings which you use. The Client is liable for any damage caused by it or those in the Center with the Client’s permission or at the Client’s invitation whether express or implied, including but not limited to all employees, contractors, agents or other persons present on the premises.

4.2                                 Office furniture and equipment: The Client must not install any cabling, IT or telecom connections without Regus’ consent, which Regus may refuse at its absolute discretion. As a condition to Regus’ consent, the Client must permit Regus to oversee any installations (for example IT or electrical systems) and to verify that such installations do not interfere with the use of the accommodation(s) by other Clients or Regus or any landlord of the building.

4.3                                 Insurance: It is the Client’s responsibility to arrange insurance for its own property which it brings in to the Center and for its own liability to its employees and to third parties. Regus strongly recommends that the Client put such insurance in place.

5. Use

5.1                                 The Client must only use the accommodation(s) for office purposes. Office use of a “retail” or “medical” nature, involving frequent visits by members of the public, is not permitted.

5.2                                 The Client must not carry on a business that competes with Regus’ business of providing serviced office accommodation(s).

5.3                                 The Client’s name and address: The Client may only carry on that business in its name or some other name that Regus previously agrees.

5.4                                 Use of the Center Address: The Client may use the Center address as its business address. Any other uses are prohibited without Regus’ prior written consent.

6. Compliance

6.1                                 Comply with the law: The Client must comply with all relevant laws and regulations in the conduct of its business. The Client must do nothing illegal in connection with its use of the Business Center. The Client must not do anything that may interfere with the use of the Center by Regus or by others, cause any nuisance or annoyance, increase the insurance premiums Regus has to pay, or cause loss or damage to Regus (including damage to reputation) or to the owner of any interest in the building which contains the Center the Client is using. The Client acknowledges that (a) the terms of the foregoing sentence are a material inducement in Regus’ execution of this agreement and (b) any violation by the Client of the foregoing sentence shall constitute a material default by the Client hereunder, entitling Regus to terminate this agreement, without further notice or procedure.

6.2                                 The Client’s personal data may be transferred outside the European Union where Regus has a Center for the purposes of providing the services herein. Regus has adopted internal rules to ensure data protection in accordance with European regulations.

7. Regus’ Liability

7.1.                              The extent of Regus’ liability: To the maximum extent permitted by applicable law, Regus is not liable to the Client in respect of any loss or damage the Client suffers in connection with this agreement, with the services or with the Client’s accommodation(s) unless Regus has acted deliberately or negligently in causing that loss or damage. Regus is not liable for any loss as a result of Regus’ failure to provide a service as a result of mechanical breakdown, strike, termination of Regus’ interest in the building containing the Center or otherwise unless Regus does so deliberately or is negligent. In no event shall Regus be liable for any loss or damage until the Client provides Regus written notice and gives Regus a reasonable time to put it right. If Regus is liable for failing to provide the Client with any service under this agreement then subject to the exclusions and limits set out immediately below Regus will pay any actual and reasonable expenses the Client has incurred in obtaining that service from an alternative source. If the Client believes Regus has failed to deliver a service consistent with these terms and conditions the Client shall provide Regus written notice of such failure and give Regus a reasonable period to put it right.

7.2.                              EXCLUSION OF CONSEQUENTIAL LOSSES, ETC.: REGUS WILL NOT IN ANY CIRCUMSTANCES HAVE ANY LIABILITY FOR LOSS OF BUSINESS, LOSS OF PROFITS, LOSS OF ANTICIPATED SAVINGS, LOSS OF OR DAMAGE TO DATA, THIRD PARTY CLAIMS OR ANY CONSEQUENTIAL LOSS UNLESS REGUS OTHERWISE AGREES IN WRITING. REGUS STRONGLY ADVISES THE CLIENT TO INSURE AGAINST ALL SUCH POTENTIAL LOSS, DAMAGE, EXPENSE OR LIABILITY.

7.3.                              Financial limits to Regus’ liability: In all cases, Regus’ liability to the Client is subject to the following limits:

•  Without limit for personal injury or death;

•  Up to a maximum of £1 million / USD$2 million / €1.3 million (or local equivalent) for any one event or series of connected events for damage to the Client’s personal property;

•  Up to a maximum equal to 125% of the total fees paid between the date the Client moved into its accommodation(s) and the date on which the claim in question arises or £50,000 / USD$100,000 / €66,000 (or local equivalent) whichever is the higher, in respect of any other loss or damage.

8. Fees

8.1                                 Taxes and duty charges: The Client agrees to pay promptly (i) all sales, use, excise, consumption and any other taxes and license fees which it is required to pay to any governmental authority (and, at Regus’ request, will provide to Regus evidence of such payment) and (ii) any taxes paid by Regus to any governmental authority that are attributable to the accommodation(s), including, without limitation, any gross receipts, rent and occupancy taxes, tangible personal property taxes, stamp tax or other documentary taxes and fees.

8.2                                 Service Retainer/Deposit: The Client will be required to pay a service retainer/deposit equivalent to two months’ of the monthly office fee (plus VAT/Tax where applicable) upon entering into this agreement unless a greater amount is specified on the front of this agreement. This will be held by Regus without generating interest as security for performance of all the Client’s obligations under this agreement. The service retainer or any balance after deducting outstanding fees, three months VO fee for the Client’s VO agreement, and other costs due to Regus, will be returned to the Client after the Client has settled its account with Regus and funds have cleared.

8.3                                 Regus may require the Client to pay an increased retainer if outstanding fees exceed the service retainer/deposit held and/or the Client frequently fails to pay Regus when due.

8.4                                 The Client will be charged an office set up fee per occupant. Fee amounts are located in the House Rules which can be requested at any time.

8.5                                 Late payment: If the Client does not pay fees when due, a fee will be charged on all overdue balances. This fee will differ by country and is listed in the House Rules. If the Client disputes any part of an invoice the Client must pay the amount not in dispute by the due date or be subject to late fees. Regus also reserves the right to withhold services (including for the avoidance of doubt, denying the Client access to its accommodation(s)) while there are any outstanding fees and/or interest or the Client is in breach of this agreement.

8.6                                 Insufficient Funds: The Client will pay a fee for any returned check or any other declined payments due to insufficient funds. This fee will differ by country and is listed in the House Rules.

8.7                                 Regus will increase the monthly office fee each and every anniversary of the start date of this agreement by a percentage amount equal to the increase in the All Items Retail Prices Index, or such other broadly equivalent index which Regus substitutes provided that if the foregoing increase is not permitted by applicable law, then the monthly office fee shall be increased as specified in the House Rules. This will only apply to agreements that have an original start and end date constituting more than a 12 month term. Renewals will be renewed as per clause 1.3 above and only those renewals with a start and end date constituting a term of over 12 months will have the same increase applied.

8.8                                 Standard services: The monthly office fee and any recurring services requested by the Client are payable monthly in advance. Unless otherwise agreed in writing, these recurring services will be provided by Regus at the specified rates for the duration of this Agreement (including any renewal). Specific due dates will differ by country and are listed in the House Rules. Where a daily rate applies, the charge for any such month will be 30 times the daily fee. For a period of less than a month the fee will be applied on a daily basis.

8.9                                 Pay-as-you-use and Additional Variable Services: Fees for pay-as-you-use services, plus applicable taxes, in accordance with Regus’ published rates which may change from time to time, are invoiced in arrears and payable the month following the calendar month in which the additional services were provided. Specific due dates will differ by country and are listed in the House Rules.

Global – Terms & Conditions – August 2009 - lveber

Addendum to Service Agreement

This Addendum to the Office Service Agreement is made by and between Regus Management Group, LLC (“Regus”) and TRANZYME (“Client”) and entered into on the 19 day of October, 2010, (“Addendum”).

Recitals

A.                                   Client and Regus are parties to that certain Office Service Agreement dated 10/19/2010 in which Regus provides certain services and facilities to you (“Agreement”).

B.                                     The parties desire to amend the terms of the Agreement under the following terms and conditions.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein and other good and valuable considerations, the parties agree as follows:

1.          Amendment. The terms of the Agreement will be amended as follows:

1. Phone and Internet will be charged for 15 people or number of users, whichever is less. Volume discounts may apply for individual phone, phone line and internet charges or be priced at $199/user, whichever is less.

2. Beverage fee to be charged for 8 people at $30 each. Additional users added during the agreement term to be added at $30 each.

2. Domestic long distance to be billed at $0.11 per minute, long distance to Canada to be billed at $0.14 per minute

3. Color Prints and Copies discounted to $.55 per page.

4. Notice period will be 60 days instead of 90.

2.          Term. The Addendum shall automatically terminate on 11/30/2010, or such earlier termination of the Agreement.

3.          Control. Except as specifically modified or amended by the terms of this Addendum, the Agreement will remain in full force and effect. In the event of a conflict between this Addendum and the Agreement or any attachment thereto, this Addendum will control.

4.          Capitalized Terms. All capitalized terms not otherwise defined in this Addendum will have their respective meanings as set forth in the Agreement.

5.          General Terms. This Addendum may be executed in one or more counterparts and/or by facsimile, each of which will be deemed an original and all of which signed counterparts, taken together, will constitute one and the same instrument.

In Witness Whereof, the parties have executed this Addendum as of the date first above written.

Client:	/s/ Richard I. Eisenstadt	Regus:

TRANZYME		Regus Management Group, LLC

	Richard I. Eisenstadt	Tara Wilson
Name		Name

	CFO	Center Manager
Title		Title

	22 Nov 2010	11/22/10
Date		Date

1000 locations	450 cities	75 countries	regus.com